Exhibit 10.1



SCHEDULE
to the
Master Agreement
dated as of June 1, 2000
between
Deutsche Bank AG New York Branch ("Party A"),

and

THE BANK OF NEW YORK (the "Trustee")
acting as trustee for

The MBNA MASTER CREDIT CARD TRUST II ("Party B"), a trust formed pursuant to a pooling and servicing agreement dated as of August 4, 1994 (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"), as supplemented by the Series 2000-E Supplement dated as of June 1, 2000 each between MBNA America Bank, National
Association, as Seller and Servicer, and the Trustee (the Pooling and Servicing Agreement, as so supplemented, the "Trust Agreement").


Part 1.	Termination Provisions

In this Agreement:

(a) "Specified Entity" shall not apply for purposes of this Agreement.

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c) The "Breach of Agreement" provisions of Section 5(a)(ii), the "Misrepresentation" provisions of Section 5(a)(iv), the "Default under Specified Transaction" provisions of Section 5(a)(v), the "Cross Default" provisions of Section 5(a)(vi), the "Merger Without Assumption" provisions of Section 5(a)(viii), the "Tax Event" provisions of Section 5(b)(ii), "Tax Event Upon Merger" provisions of Section 5(b)(iii), and the "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B. Solely with respect to payments required to be made by Party A relating to the Rapid Accumulation Period, the word "third" in the final line of Section 5(a)(i) shall be replaced with "12:00 noon New York City time of the first".

(d) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(e) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement, Market Quotation and the Second Method will apply; provided, however, that in the case of an Event of Default with respect to Party A as the Defaulting Party or a Termination Event with respect to Party A as the Affected Party, the related
Settlement Amount, if negative, will be deemed to be zero if the Market Quotation cannot be determined.

(f) Market Quotation. Notwithstanding anything to the contrary in the definition of Market Quotation in Section 14, in the case of an Event of Default with respect to Party A as the Defaulting Party or a Termination Event with respect to Party A as the Affected
Party, the Market Quotation, if negative, will be deemed to be the negative quotation, if any, with the highest absolute value received from any Reference Market-maker, even if only one quotation is provided, with which Party B is able, using its best efforts, to enter into a Replacement Transaction even if Party B reasonably believes such Market Quotation would not produce a commercially reasonable result.

(g) "Reference Market-maker" will not have the meaning specified in
Section 14, but will instead mean the following:

		"Reference Market-maker" means five leading dealers in the relevant market selected by the party determining the Market
Quotation in good faith (a) from among dealers which are rated not lower than investment grade by S&P and Moody's which satisfy the criteria that such party applies generally at that time in deciding whether to offer or make an extension of credit and (b) to the extent practicable, from among dealers having an office in the same city.

(h) "Termination Currency" means United States Dollars ("USD").

Part 2.	Tax Representations.

(a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

	It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) and 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) and 4(a)(iii) of this Agreement; and
(iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations:

(i) The following representation will apply to Party B:

For United States federal income tax purposes it is a "United States Person" as defined in 7701 (a)(30) of the Internal Revenue Code.

(ii) The following representation will apply to Party A:

Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States of America.

Part 3.	Agreement to Deliver Documents.

	For the purpose of Sections 3(d), 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

	(a)	Tax forms, documents or certificates to be delivered are:
Party required to deliver document-

Form/Document/Certificate-
Date by which
to be delivered-Covered by Section 3(d) Representation
Party B-Any form or document that may be reasonably requested, and that Party B is eligible to provide, in order to allow the requesting party to make a payment without (or with reduced) withholding Tax.-Promptly upon reasonable demand by the other party.-Yes
Party A-An accurate and complete signed copy of each of Internal Revenue Service Form W-8ECI (or any successor thereto) and Internal Revenue Service Form W-8BEN (or any successor thereto), and all other related forms (including any certificate with respect thereto) as Party B may reasonably request.-(i) Concurrently with the execution and delivery of this Agreement and the Confirmation, (ii) prior to the expiration of the immediately preceding form that was in full force and effect, and
(iii) at any time that a change in circumstances renders the preceding form inaccurate or incomplete in any material respect..-Yes


	(b)	Other documents to be delivered are:

Party required to deliver document-
Form/Document/Certificate-
Date by which to be delivered-Covered by Section 3(d)
Party A-Opinions of counsel for Party A substantially in the form of Exhibit A to this Schedule-Upon execution of this Agreement-Yes
Party A-An incumbency certificate with respect to the signatory of this Agreement-Upon execution of this Agreement-Yes
Party B-An opinion of counsel for Party B substantially in the form of Exhibit B to this Schedule-Upon execution of this Agreement-Yes
Party B-An incumbency certificate with respect to the signatory of this Agreement-Upon execution of this Agreement-Yes
Party B-Documentary evidence of authority of The Bank of New York, as Trustee, to act on behalf of Party B-Upon execution of this Agreement-Yes

Part 4.	Miscellaneous.

(a) Addresses for Notices.  For the purpose of Section 12(a):

	All notices to Party A under Sections 5 or 6 (other than notices under Section 5(a)(i)) shall be sent to:

          	Address:	Deutsche Bank AG, Head Office
          			Taunusanlage 12
          			60262 Frankfurt
          			GERMANY
          			Attention:  	Legal Department
          			Telex No:  	411836 or 416731 or 41233
          			Answerback:	DBF-D

     	with a copy to:

     			Deutsche Bank AG, New York Branch
     			31 W. 52nd Street
     			New York, New York 10019
     			USA
     			Attn:  Swap Group
     			Tel:  		(1)(212) 469-4338
     			Fax:  		(1)(212) 469-4654
			Telex:		429166
     			Answerback:  DEUTNYK


	Address for notices or communications to Party B:

	Address:	MBNA Master Credit Card Trust II
			c/o The Bank of New York, as Trustee
			101 Barclay Street - 12E
			New York, New York 10286
			Attention:		Corporate Trust Department
			Telephone No.:        	(212) 815-5737
			Facsimile No.:        	(212) 815-5544


with a copy to:

			MBNA Master Credit Card Trust II
			MBNA America Bank, National Association,
				as Servicer
			Securitization Servicing
			Wilmington, Delaware 19884-2824
			Attention:		Michelle Dumont
			Telephone No.: 	(302) 457-0146
			Facsimile No.: 		(302) 457-0715

	For all purposes.

(b) Process Agent.  For the purpose of Section 13(c):

	Party A appoints as its Process Agent:	Not applicable.

	Party B appoints as its Process Agent:	Not applicable.

(c) Offices. The provisions of Section 10(a) will apply to this Agreement.

(d) Multibranch Party.  For the purpose of Section 10(c) of this
Agreement.

Party A is a Multibranch Party.

	Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is the Trustee, unless otherwise specified in a Confirmation in relation to the relevant
Transaction.

(f) Credit Support Document.  Details of any Credit Support Document:

	In the case of Party A: Not applicable.

	In the case of Party B: Not applicable.

(g) Credit Support Provider.

	In relation to Party A: Not applicable

	In relation to Party B: Not applicable

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine but without prejudice to the provisions of Section 5-1401 of the General Obligations Law of the State of New York).

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to any of the Transactions, except that it will not apply to payments by each Party to the other if Party B so notifies Party A ten (10) days in advance of the date such Payments are due.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement, except that with respect to Party B there shall be deemed to be no Affiliates.

Part 5.	Other Provisions.

(a) Confirmation. Each Confirmation supplements, forms part of, and will be read and construed as one with, this Agreement. A form of Confirmation is set forth as Exhibit C hereto.

(b) Waiver of Trial By Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter this Agreement by, among other things, the mutual waivers and certifications in this Section.

(c) Non-Petition. Party A hereby agrees that it will not bring any action (whether in bankruptcy or otherwise) against Party B in any court prior to the date which is one year and one day after all Investor Certificates (as such term is defined in the Pooling and Servicing Agreement), including all collateral interests and class C interests, of Party B have been paid in full.

(d)	Assignment.  In the event the long-term senior debt rating of
Party A is lowered to below the category of BBB- by Standard &
Poor's Corporation ("S&P") or Baa3 by Moody's Investor Services ("Moody's") or such rating agencies' then equivalent ratings, or such ratings are withdrawn by either S&P or Moody's, Party A shall assign and delegate its rights and obligations under any Transaction to a replacement counterparty, subject to the prior written direction of Party B.

(e)	Provision for Payments from Party B.  Notwithstanding anything contained in this Agreement to the contrary, any amount required to be paid by Party B pursuant to this Agreement will be payable only to the extent provided in subsections 4.09(a)(ii) and 4.16(e) of the Trust Agreement (as each such term is defined in the Confirmation). Except as expressly provided in Part 5 (j) below, the Trustee shall not be required to expend or risk its own funds or otherwise incur any liability in connection with this Agreement, and Party A shall not bring any claim whatsoever against the Trustee in its individual capacity or against the assets of the Trustee (other than the assets of the Trust).

(f)	Definition of Trustee.  For purposes of this Agreement the term
"Trustee" shall mean The Bank of New York as trustee for Party B.

(g)	Relationship Between Parties.  Each party will be deemed to
represent to the other party on the date on which it enters into this Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):

	(i)	Non-Reliance.  It is acting for its own account, and it has
made its own independent decisions to enter into this Agreement and as to whether this Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication
(written or oral) of the other party as investment advice or as a recommendation to enter into this Agreement; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Agreement.

	(ii)	Assessment and Understanding.  It is capable of assessing
the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement. It is also capable of assuming, and assumes, the risks of this Agreement.

	(iii)	Status of Parties.  The other party is not acting as a
fiduciary for or as adviser to it in respect of this Agreement.

(h)	Additional Representations.  Each of Party A and Party B
represents that it is an "eligible swap participant" as defined in Commodities Futures Trading Commission Rule 35.1(b)(2)
(17 C.F.R. 35(b)(2)).

 (i)	Negative Interest Rates.  Party A and Party B agree that:

	if, with respect to a Calculation Period for a Transaction, a party ("X") is obligated to pay a Floating Amount that is a negative number (either by reason of a negative Floating Rate or the subtraction of a Spread from the Floating Rate), the Floating Amount with respect to X for that Calculation Period will be deemed to be zero, and the other party ("Y") will pay to X the absolute value of the negative Floating Amount, in addition to any amounts otherwise owned by Y to X, on the Payment Date such Floating Amount would have been payable if it had been a positive number. Any amounts paid by Y to X pursuant to this provision will be paid to such account as X may designate (unless Y gives timely notice of a reasonable objection to such designation) in the currency in which that Floating Amount would have been paid if it had been a positive number (and without regard to the currency in which Y is otherwise obligated to make payments).

(j)	Limited Recourse.  It is expressly understood and agreed by the parties hereto that (i) this Agreement and each Transaction entered into pursuant to this Agreement is entered into by The
Bank of New York, not individually or personally but solely as Trustee of the MBNA Master Credit Card Trust II (the "Trust") in the exercise of the powers and authority conferred and vested in it, (ii) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Trustee but are made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the Trustee on the part of the Trust, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Agreement and by any Persons claiming by, through or under such parties; provided, however, that the Trustee shall be liable in its individual capacity for its own willful misconduct or gross negligence and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.
	The parties executing this Schedule have executed the Master Agreement and have agreed as to the contents of this Schedule.



					DEUTSCHE BANK AG NEW YORK BRANCH



					By: /s/ Ruth Leung
					Name: Ruth Leung
					Title: Director


					By: /s/ Gary Overton
					Name:  Gary Overton
					Title:  Director

					MBNA MASTER CREDIT CARD TRUST II
					THE BANK OF NEW YORK, solely in its
capacity as
					trustee and not in its individual capacity



					By: /s/ Cassandra Shedd
					Name: Cassandra Shedd
					Title: Assistant Treasurer
	EXHIBIT A to Schedule

	[Form of Opinion of Counsel for Party A]

EXHIBIT B to Schedule

[Form of Opinion of Counsel for Trustee]

	EXHIBIT C to Schedule


Date:		June 1, 2000

To:		The Bank of New York acting as
		Trustee for the
		MBNA Master Credit Card Trust II

		Telephone: (212) 815-5732
		Telecopier: (212) 815-5999

From:		Deutsche Bank AG New York Branch

Subject:	Swap Transaction

		The purpose of this communication is to set forth the terms and conditions of the swap transaction entered into on the Trade Date referred to below (the "Swap Transaction"), between THE BANK OF NEW YORK (the "Trustee") acting as trustee for the MBNA MASTER CREDIT CARD TRUST
II ("Party B"), but only as relates to the Series 2000-E Class A 7.80% Certificates (the "Trust") and Deutsche Bank AG New York Branch ("Party A"). This communication constitutes a "Confirmation" as referred to in the Swap Agreement specified below.

		This Confirmation supplements, forms part of, and is subject to, the Master Agreement dated as of June 1, 2000 between Party A and Party B (the "Master Agreement"). All provisions contained in, or incorporated by reference to, such Master Agreement shall govern this Confirmation except as expressly modified below.

		This Confirmation and the Schedule to the Master Agreement (the "Schedule") each incorporate the definitions and provisions contained in (i) the 1991 ISDA Definitions (as supplemented by the 1998 Supplement) (as published by the International Swaps and Derivatives Association, Inc.) (the "Definitions"), without regard to any amendment to the Definitions subsequent to the date hereof, and (ii) the Series 2000-E Supplement dated as of June 1, 2000 (the "Supplement") to the Pooling and Servicing Agreement dated as of August 4, 1994 by and between MBNA America Bank, National Association, as Seller and Servicer, and The Bank of New York, as Trustee (as amended, the "Pooling and Servicing Agreement", together with the Supplement, the "Trust Agreement"), and relating to the Trust, Series 2000-E ("Series 2000-E") and, in particular, for the purposes hereof, the Class A 7.80% Asset Backed Certificates, Series 2000-E (the "Class A Certificates"). In the event of any inconsistency between the definitions in the Supplement and any of the Definitions, the Schedule or this Confirmation, the definitions in the Supplement will govern; in the event of any inconsistency between this Confirmation and either the Schedule or the Definitions, this Confirmation will govern; and in the event of any inconsistency between the Schedule and the Definitions, the Schedule will govern.

		The terms of this particular Swap Transaction to which this Confirmation relates are as follows:

Trade Date:-June 1, 2000
Effective Date:-The Closing Date for Series 2000-E
Termination Date:-The Scheduled Payment Date; provided, however, that in the event that the Rapid Amortization Period commences as a result of a Trust Pay Out Event, the Termination Date will be the earlier of (i) the date on which the Notional Amount is zero and (ii) the Scheduled Payment Date.
Fixed Amounts:-
Fixed Rate Payer:-Party A.
Fixed Rate:-7.80%
Fixed Amount for Initial Fixed Rate Payer Payment Date:-$4,766,666.67 Fixed Amount:-For each Fixed Rate Payer Payment Date other than the initial Fixed Rate Payer Payment Date, an amount calculated on a formula basis for that Fixed Rate Payer Payment Date as follows:
Fixed Rate
Fixed     =NotionalxFixed
AmountAmount Rate
12
Fixed Rate Notional
Amount:-For the initial Fixed Rate Payer Payment Date, $500,000,000 (the initial outstanding principal balance of the Class A Certificates), and for each Fixed Rate Payer Payment Date thereafter the outstanding principal balance of Class A Certificates as of the Record Date immediately preceding such Fixed Rate Payer Payment Date
Fixed Rate Payer Payment
Dates:-Each Transfer Date.
Floating Amounts:-
Floating Rate Payer:-Party B.
Calculation Periods:-For the initial Floating Rate Payer Payment Date, the period from and including the Effective Date through the day preceding the first Distribution Date; and for each Floating Rate Payer Payment Date thereafter, each Calculation Period will be the period from and including the previous Distribution Date through the day preceding the current Distribution Date.
Floating Rate Payer Payment
Dates:-Each Transfer Date.
Floating Rate Option:-USD-LIBOR-BBA; provided, however, that the last sentence of the definition of "USD-LIBOR-Reference Banks" is hereby amended to replace the penultimate use of "that Reset Date" with "the day that is two London Banking Days preceding that Reset Date."
Reset Dates:-Means, with respect to each Floating Rate Payer Payment Date after the initial Floating Rate Payer Payment Date, the first day of the related Calculation Period for such Floating Rate Payer Payment Date.
Designated Maturity:-One month.
Floating Rate Spread:-
Floating Amount for Initial Floating Rate Payer Payment Date:-
$4,389,805.56
Floating Rate Notional Amount:-For the initial Floating Rate Payer Payment Date, $500,000,000 (the initial outstanding principal balance of the Class A Certificates), and for each Floating Rate Payer Payment Date thereafter the outstanding principal balance of the Class A Certificates as of the Record Date immediately preceding such Floating Rate Payer Payment Date.
Floating Rate Day Count Fraction:-Actual/360.
Compounding:-Not Applicable.
Calculation Agent:         -Trustee.
Business Days:             -New York and Newark, Delaware.
Credit Support Document:   -Not Applicable.
Other Provisions:-If at any time during the Term of the Swap Transaction Party A's long-term senior debt rating is reduced below AA- by S&P, or is withdrawn by S&P, the Trustee at the written instruction of the Servicer, on behalf of the Trust shall establish and maintain with a Qualified Institution, in the name of the Trust for the benefit of the Class A Certificateholders, the interest reserve account as a segregated trust account held for the benefit of Class A Certificateholders (the "Interest Reserve Account"). Within thirty days of such reduction or withdrawal, Party A shall fund the Interest Reserve Account in an amount equal to one-twelfth of the product of (a) the Fixed Rate, and (b) the outstanding principal balance of the Class A Certificates on the Record Date preceding such reduction or withdrawal for reinvestment in accordance with the Supplement; provided, however, that the failure of Party A to adequately fund the Interest Reserve Account within thirty days of such reduction or withdrawal shall not constitute an Event of Default pursuant to the provisions of subsection 5(a) or a Termination Event pursuant to the provisions of subsection 5(b). Party A shall treat the amount on deposit in the Interest Reserve Account as its money for tax purposes. After establishment of the Interest Reserve Account, in the event there shall occur an Early Termination Date as a result of an Event of Default with respect to Party A as the Defaulting Party or a Termination Event with respect to Party A as the Affected Party, the funds then contained in the Interest Reserve Account will be deposited into the Finance Charge Account to the extent provided in the Supplement. Upon termination of the Interest Reserve Account as provided in the Supplement after payment of all amounts owing to the Series 2000-E Certificateholders that are payable from such account, the Trustee will release all amounts on deposit therein to Party A.
-If Party B notifies Party A that netting of payments will not apply to any of the Transactions pursuant to Part 4(i) of the Schedule, each payment obligation of Party B under Section 2(a)(i) of the Master Agreement in respect of this Swap Transaction shall be subject to the condition precedent that in respect of each such payment obligation each amount payable by Party A with respect to this Swap Transaction shall be paid by Party A by 10:00 a.m., New York City time, on the relevant Fixed Rate Payer Payment Date.
 London Banking Day:-New York, New York and London, England.
Governing Law:-New York.
Offices:-Party A is a Multibranch Party.
-Party B is not a Multibranch Party.
Payment Instructions
for Party A USD:-Deutsche Bank, New York
ABA # 026 003 780
ACC # 100440170004
Payment Instructions
for the Trust in USD:-Bank of New York, New York
ABA# 021000018
A/C of MBNA Master Credit Card Trust II Series 2000-E
A/C#  234381
-

Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to the Swap Transaction by signing in the space provided below and sending a copy of the executed Confirmation to us.

It has been a pleasure working with you on this transaction and we look forward to working with you again in the future.

			Very truly yours,

			Deutsche Bank AG New York Branch



			By: /s/ Katherine Andrews
			Name: Katherine Andrews
			Title:


			By: /s/ Keith Doree
			Name:  Keith Doree
			Title: Authorized Signatory



Agreed and Accepted by:

MBNA MASTER CREDIT CARD TRUST II,
THE BANK OF NEW YORK, solely
in its capacity as trustee and not
in its individual capacity


By: /s/ Cassandra Shedd
Name: Cassandra Shedd
Title: Assistant Treasurer













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